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                                      Exhibit 11

                    COMPUTATION OF EARNINGS PER SHARE (UNAUDITED)
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

                                                   Three Months Ended March 31,            Nine Months Ended March 31,
                                                   ----------------------------            ---------------------------

                                                         1995          1996                    1995            1996
                                                         ----          ----                    ----            ----
PRIMARY EARNINGS PER SHARE:

Net income                                          $ 3,216,000    $ 4,409,000             $10,382,000     $13,761,000
                                                    -----------    -----------             -----------     -----------
                                                    -----------    -----------             -----------     -----------


Weighted average number of common
  shares outstanding during the period               11,241,841     11,811,336              11,098,023      11,559,458
Common equivalent shares                                213,094        358,927                 213,026         315,709
                                                    -----------    -----------             -----------     -----------
Total common and common
  equivalent shares outstanding                      11,454,935     12,170,263              11,311,049      11,875,167
                                                    -----------    -----------             -----------     -----------
                                                    -----------    -----------             -----------     -----------

Net income per common and
  common equivalent share, primary                  $      0.28    $      0.36             $      0.92     $      1.16
                                                    -----------    -----------             -----------     -----------
                                                    -----------    -----------             -----------     -----------


FULLY DILUTED EARNINGS PER SHARE:

Net income                                          $ 3,216,000     $4,409,000             $10,382,000     $13,761,000

Net income adjustment -
   interest on convertible debt, net of
  tax benefit                                            30,000          7,000                  91,000          54,000
                                                    -----------    -----------             -----------     -----------
Adjusted net income                                 $ 3,246,000    $ 4,416,000             $10,473,000     $13,815,000
                                                    -----------    -----------             -----------     -----------
                                                    -----------    -----------             -----------     -----------

Weighted average number of common
  shares outstanding during the period               11,241,841     11,811,336              11,098,023      11,559,458
Common equivalent shares assuming
  full dilution                                         620,865        454,317                 617,638         555,787
                                                    -----------    -----------             -----------     -----------
Total common and common equivalent
  shares assuming full dilution                      11,862,706     12,265,653              11,715,661      12,115,245
                                                    -----------    -----------             -----------     -----------
                                                    -----------    -----------             -----------     -----------

Net income per common and
  common equivalent share, fully diluted             $      0.27    $      0.36             $      0.89    $      1.14
                                                     -----------    -----------             -----------    -----------
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Net income per common share as shown on the Company's Consolidated Statement of
Operations is computed by dividing net income by the weighted average number of common and common equivalent shares outstanding during each period.  Common equivalent shares relate primarily to stock options.  Convertible debt is the principal reason for increased common equivalent shares for the fully diluted earnings per share computation.